UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2016

URANIUM RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado 80112	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0470

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition.

On January 28, 2016, Uranium Resources, Inc. (“URI” or the “Company”) filed a quarterly cashflow report on Appendix 5B with the Australian Securities Exchange (the “ASX”), on which exchange URI’s common stock is listed in the form of CHESS Depository Interests (CDIs). A copy of the report is furnished herewith as Exhibit 99.1. The report has been prepared solely for the purpose of complying with the quarterly reporting requirements of the ASX, and the historical financial information for the quarter ended December 31, 2015 set forth therein is preliminary and unaudited.

Stockholders are cautioned not to rely upon the unaudited preliminary historical financial information set forth in the report. The Company’s results may differ materially from the unaudited preliminary historical financial information set forth in the report. The Company’s results may change as a result of the completion of our financial closing procedures, financial adjustments and other developments that may arise between now and the time the financial results for the quarter ended December 31, 2015 are finalized.

The information in this Current Report on Form 8-K under Item 2.02, including the accompanying report, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by reference to such filing.

Item 7.01

Regulation FD Disclosure.

Also on January 28, 2016, URI filed a quarterly activities report for the quarter ended December 31, 2015 with the ASX. A copy of the quarterly activities report is furnished herewith as Exhibit 99.2.

On February 2, 2016, URI issued a press release announcing the adjournment of its special meeting of stockholders. A copy of the press release is furnished herewith as Exhibit 99.3.

The information in this Current Report on Form 8-K under Item 7.01, including the accompanying exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by reference to such filing.

Item 8.01

Other Events.

As previously disclosed, the Company filed suit on September 28, 2007 against Kleberg County, Texas in the 105th Judicial District Court, Kleberg County, Texas for declaratory relief interpreting the December 2004 Settlement Agreement between Kleberg County and the Company as to the level of groundwater restoration the Company agreed to achieve in Kingsville Dome production areas 1 and 2 and for recovery of the Company’s legal fees and costs of the suit. The County filed a counterclaim alleging the Company had breached the terms of the December 2004 Settlement Agreement, asked for a declaratory judgment and injunctive relief ordering the Company to cure various alleged breaches of that agreement and asked that the County be awarded its legal fees and costs of the suit. On December 13, 2012, the Court ruled that the Company is permitted to continue ISR operations in the Kingsville Dome project but must continue to restore Well I-11A to its previous use. The Court also ruled that the Company breached the December 2004 Settlement Agreement when it tried to rely on 1987 data (in addition to original 1985 data) drawn from Well I-11 to establish clean-up standards applicable under the December 2004 Settlement Agreement for the well, and the Court awarded nominal damages in the amount of $20.00.  On November 13, 2013, the Court ruled on attorney’s fees and found that neither the Company nor the County was entitled to attorney’s fees.

On February 10, 2014, the County filed a notice of appeal on the merits judgment of December 13, 2012 and the attorney’s fee judgment on November 13, 2013. On February 12, 2014, the Company cross-appealed on both the merits judgment and the attorney’s fees judgment. On January 28, 2016, the 13th Court of Appeals in Corpus Christi, Texas found in favor of the County, holding that the Company must restore Well I-11 to the 1985 data standard before continuing ISR operations at Kingsville and awarding attorney’s fees to the County. The Company is evaluating its legal options, which may include requesting a rehearing at the 13th Court of Appeals and an appeal to the Texas Supreme Court.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

99.1	Quarterly Cashflow Report on Appendix 5B, as filed with the ASX on January 28, 2016.

99.2	Quarterly Activities Report, as filed with the ASX on January 28, 2016.

99.3	Press release dated February 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 2, 2016

URANIUM RESOURCES, INC.

By:	/s/ Jeffrey L. Vigil
Name:	Jeffrey L. Vigil
Title:	Vice President—Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Quarterly Cashflow Report on Appendix 5B, as filed with the ASX on January 28, 2016.

99.2	Quarterly Activities Report, as filed with the ASX on January 28, 2016.

99.3	Press release dated February 2, 2016.